Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES FIRST QUARTER 2014 RESULTS

NEW YORK—(BUSINESS WIRE)—May 2, 2014—Newcastle Investment Corp. (NYSE:NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended March 31, 2014.

FIRST QUARTER FINANCIAL HIGHLIGHTS

¡	GAAP Income of $4 million, or $0.01 per basic share

¡	Core Earnings of $34 million, or $0.10 per basic share

¡	Completed the spin-off of New Media Investment Group (NYSE:NEWM) on February 13, 2014 – stock up 16% from its fair market value of $12.30 at the time of distribution

	1Q 2014	4Q 2013

Summary Operating Results:
GAAP Income	$4 million*	$29 million
GAAP Income per Basic Share	$0.01*	$0.09

Non-GAAP Results:
Core Earnings**	$34 million	$27 million
Core Earnings per Basic Share**	$0.10	$0.08

GAAP Book Value:	$2.12***	$3.14

*1Q 2014 GAAP Income includes total depreciation and amortization of $34 million, or $0.10 per basic share, including $4 million, or $0.01 per share from New Media, which is recorded in discontinued operations.

**For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

*** Book Value decline is largely a result of the spin-off of New Media.

Highlights for the quarter ended March 31, 2014

¿

Senior Housing – In January, Newcastle invested $9 million of equity to acquire 2 managed senior housing properties for a total purchase price of $26 million, including transaction costs and working capital. Newcastle is also in contract to acquire 15 properties for a total purchase price of $319 million, which the Company expects will require an equity investment of $230 million. There can be no assurance that the Company will complete investments under contract, which are subject to the completion of diligence and other closing conditions.

¿	CDOs & Other

¡

Intrawest Resort Holdings Third-Lien Pay Down – In February, Newcastle received $83 million of proceeds from Intrawest Resort Holdings as a partial prepayment of a third-lien loan held in CDO VIII & CDO IX. As a result of Newcastle’s direct holdings in CDO VIII, the Company received approximately $22 million of principal recovery.

¡

Sold 100% of Agency RMBS Portfolio – In January, Newcastle sold $503 million face amount of Agency RMBS at an average price of 105.8%, or $532 million. After paying off the related financing, the Company received $28 million of principal recovery, which represented a $2 million gain on sale.

¿

New Media Investment Group – In February, Newcastle completed the spin-off of the Company’s 85% ownership interest in New Media Investment Group. Holders of Newcastle common stock as of the record date, February 6, 2014, were issued approximately 0.07219 common shares of New Media Investment Group per common share of Newcastle.

¿	Dividend – In December, Newcastle declared a first quarter dividend of $0.10 per common share.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Friday, May 2, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle First Quarter 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, May 16, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “35067808.”

Investment Portfolio as of March 31, 2014

($ in millions, except where otherwise noted)

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$330	$230	8.20%	$286	49	BB-	2.4
Mezzanine Loans	158	125	4.50%	125	8	87%	1.4
B-Notes	96	90	3.20%	90	3	74%	1.4
Whole Loans	1	1	0.00%	1	1	9%	0.6
CDO Securities (4)	72	56	2.00%	60	2	BB+	3.2
Other Investments (5)	60	60	2.20%	60	2	—	—

Total Commercial Assets	$717	$562	20.10%	$622			2.1

Residential Assets
MH and Residential Loans	270	243	8.70%	243	7,515	706	5.3
Non-Agency RMBS	93	40	1.50%	62	33	CCC+	4.7
Real Estate ABS	8	—	0.00%	—	1	C	—

Total Residential Assets	371	283	10.20%	305			5.0

Corporate Assets
REIT Debt	29	29	1.00%	31	5	BB+	1.3
Corporate Bank Loans	175	97	3.50%	97	5	C	2.3

Total Corporate Assets	204	126	4.50%	128			2.2

Total Debt Investments	1,292	971	34.80%	1,055			3.1

Other Investments
Senior Housing Investments (6)	1,521	1,466	52.60%	1,466
Golf Investment (6)	360	352	12.60%	352

Total Portfolio/Weighted Average	$3,173	$2,789	100.00%	$2,873

Reconciliation to GAAP total assets:
Other Assets
Subprime mortgage loans subject to call option (7)				406
Other commercial real estate				7
Cash and restricted cash				126
Other				109

GAAP total assets				$3,521

(1)	Net of impairment.

(2)

Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.

(3)	Weighted average life is based on the timing of expected principal reduction on the asset.

(4)	Represents non-consolidated CDO securities, excluding nine securities with a zero value, which had an aggregate face amount of $115.3 million.

(5)	Represents $25.8 million of equity investment in a real estate owned property and $34.0 million relating to a linked transaction.

(6)	Face amount of senior housing and golf investments represents the gross carrying amount, including intangibles, and excludes accumulated depreciation and amortization.

(7)

Our subprime mortgage loans subject to call option are excluded from the presentation of our consolidated investment portfolio because they represent an option, not an obligation, to repurchase loans, and the option is a noneconomic interest until exercised, and is offset by a liability in an amount equal to the GAAP asset on the consolidated balance sheet.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Interest income	$46,452	$61,332
Interest expense	35,855	22,710

Net interest income	10,597	38,622

Impairment/(Reversal)
Valuation allowance (reversal) on loans	1,246	2,234
Other-than-temporary impairment on securities	—	422
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	117
Total impairment (reversal)	1,246	2,773

Net interest income after impairment/reversal	9,351	35,849
Operating Revenues
Rental income	52,890	12,887
Care and ancillary income	5,461	613
Golf course operations	40,389	—
Sales of food and beverages - golf	13,539	—
Other golf revenue	9,350	—

Total operating revenues	121,629	13,500

Other Income
Gain (loss) on settlement of investments, net	2,332	(3)
Gain on extinguishment of debt	—	1,206
Other income, net	13,474	4,567

Total other income	15,806	5,770

Expenses
Loan and security servicing expense	857	1,034
Property operating expenses	23,804	8,670
Operating expenses - golf	58,338	—
Cost of sales - golf	5,956	—
General and administrative expense	9,212	3,906
Management fee to affiliate	8,037	9,565
Depreciation and amortization	30,359	4,079

Total expenses	136,563	27,254

Income from continuing operations before income tax	10,223	27,865
Income tax expense	295	—

Income from continuing operations	9,928	27,865
Income (loss) from discontinued operations, net of tax	(5,305)	10,148

Net Income	4,623	38,013
Preferred dividends	(1,395)	(1,395)
Net loss attributable to noncontrolling interests	661	—

Income Applicable to Common Stockholders	$3,889	$36,618

Income Per Share of Common Stock
Basic	$0.01	$0.16

Diluted	$0.01	$0.15

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests
Basic	$0.03	$0.11

Diluted	$0.03	$0.11

Income (loss) from discontinued operations per share of common stock
Basic	$(0.02)	$0.05

Diluted	$(0.02)	$0.04

Weighted Average Number of Shares of Common Stock Outstanding
Basic	351,453,495	235,136,756

Diluted	363,066,769	240,079,144

Dividends Declared per Share of Common Stock	$0.10	$0.22

Consolidated Balance Sheet

($ in thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Real estate securities, available-for-sale	$439,023	$984,263
Real estate related and other loans, held-for-sale, net	313,250	437,530
Residential mortgage loans, held-for-investment, net	—	255,450
Residential mortgage loans, held-for-sale, net	248,299	2,185
Subprime mortgage loans subject to call option	406,217	406,217
Investments in senior housing real estate, net of accumulated depreciation	1,374,710	1,362,900
Investments in other real estate, net of accumulated depreciation	262,403	266,170
Intangibles, net of accumulated amortization	187,101	199,725
Other investments	25,795	25,468
Cash and cash equivalents	122,053	74,133
Restricted cash	4,314	5,889
Receivables and other assets	137,444	141,887
Assets of discontinued operations	—	690,746

Total Assets	$3,520,609	$4,852,563

Liabilities and Equity
Liabilities
CDO bonds payable	$408,813	$544,525
Other bonds and notes payable	221,305	230,279
Repurchase agreements	74,863	556,347
Mortgage notes payable	1,091,823	1,076,828
Credit facilities, golf	152,961	152,498
Financing of subprime mortgage loans subject to call option	406,217	406,217
Junior subordinated notes payable	51,236	51,237
Dividends payable	36,075	36,075
Accounts payable, accrued expenses and other liabilities	271,841	277,166
Liabilities of discontinued operations	—	295,267

Total Liabilities	$2,715,134	$3,626,439

Equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of March 31, 2014 and December 31, 2013	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 351,453,495 shares issued and outstanding, at March 31, 2014 and December 31, 2013	3,515	3,515
Additional paid-in capital	2,970,786	2,970,786
Accumulated deficit	(2,310,496)	(1,947,913)
Accumulated other comprehensive income	79,860	76,874

Total Newcastle Stockholders’ Equity	805,248	1,164,845
Noncontrolling interests	227	61,279

Total Equity	$805,475	$1,226,124

Total Liabilities and Equity	$3,520,609	$4,852,563

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended March 31,		Year Ended December 31, 2013
	2014	2013
Income available for common stockholders	$ 3,889	$ 36,618	$ 145,833
Add (Deduct):
Impairment (reversal)	1,246	2,773	(19,769)
Other (income) loss	(15,847)	(8,597)	(35,401)
Impairment (reversal), other (income) loss, depreciation and amortization and other adjustments from discontinued operations	5,792	16	(6,429)
Depreciation and amortization(A)	32,039	4,079	33,093
Acquisition and spin-off related expenses	6,602	2,546	23,576

Core Earnings	$ 33,721	$ 37,435	$ 140,903

(A) Including accretion of membership deposit liability of $1.7 million in the three months ended March 31, 2014.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core Earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above and adjusting the consumer loans portfolio accounting to a level yield methodology. It also excludes depreciation and amortization charges, including accretion of membership deposit liability, and acquisition and spin-off related expenses.

Core Earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from Core Earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core Earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of its liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of Core Earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

ABOUT NEWCASTLE

The Company focuses on investing in, and actively managing, real estate related assets and primarily invests in: (1) Senior Housing Assets (2) Real Estate Debt and (3) Golf & Other Investments. The Company conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.